UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 15, 2005 (July 12, 2005)

TODCO

(Exact name of registrant as specified in its charter)

Delaware	1-31983	76-0544217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas	77042-3615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 278-6000

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Director Equity Grant. On July 12, 2005, in connection with his appointment to our Board of Directors, Mr. Robert L. Zorich was awarded a grant of 5,000 deferred stock units under the TODCO 2005 Long Term Incentive Plan pursuant to the Director Compensation Arrangement adopted by our Board of Directors in February 2005. The deferred stock units are fully vested and payable five years after the date of grant or upon separation from service on the Board in an equal amount of shares of our Class A Common Stock (“Common Stock”). The form of director deferred stock unit grant award letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above summary is qualified in its entirety by reference thereto.

Indemnification Agreement. On July 12, 2005, TODCO (the “Company”) entered into an Indemnification Agreement with Mr. Zorich pursuant to which the Company agrees to indemnify Mr. Zorich against certain liabilities related to his service as a director. The form of indemnification agreement is the same form of agreement used for all of our directors and officers.

ITEM 5.02. Appointment of New Director

On July 12, 2005, our Board of Directors appointed Robert L. Zorich to serve as a Class III Director to replace Mr. Arthur Lindenauer who retired from the Board in May 2005. Mr. Zorich’s term of office will expire at the Company’s Annual General Meeting of Stockholders in 2007. Mr. Zorich was also appointed to serve on the our Audit and Corporate Governance Committees.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit number	Description
10.1	Form of Director Deferred Stock Unit Grant Award Letter under the TODCO 2005 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 17, 2005).

10.2	Form of Indemnification Agreement for Officers and Directors (incorporated by reference to Exhibit 10.10 to Amendment 3 of Form S-1, Registration No. 333-101921, filed September 12, 2003)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODCO
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President & General Counsel

Dated: July 15, 2005